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                                                                    EXHIBIT 23.1


                      CONSENT OF INDEPENDENT ACCOUNTANTS

We consent to the incorporation by reference in the registration statement of Kevco, Inc. on Form S-8 (File No. 333-19959) of our report dated February 9, 1998, on our audits of the consolidated financial statements of Kevco, Inc. as of December 31, 1997, and December 31, 1996 and for each of the three years in the period ended December 31, 1997, which report is incorporated by reference in this Annual Report on Form 10-K.

/s/ Coopers & Lybrand L.L.P.
Fort Worth, Texas
March 17, 1998